Dated the 6TH day of SEPTEMBER 2023

NEW PRESTIGE INVESTMENTS LIMITED

and

TITANS ENTERTAINMENT LIMITED

TENANCY AGREEMENT

OF

Unit No. 901, 9th Floor, Capital Centre,
151 Gloucester Road, Wanchai, Hong Kong.

NEW PRESTIGE INVESTMENTS LIMITED

LS.

AN AGREEMENT made this 6TH day of SEPTEMBER 2023

(A) Parties

BETWEEN

(1) The party named and described as Landlord in Part I of the Schedule hereto (hereinafter called "**the Landlord**" which expression shall where the context admits include its successors and assigns) of the one part and

(2) The party named and described as the Tenant in Part I of the Schedule hereto (hereinafter called "**the Tenant**") of the other part

(B) Definitions

In this Agreement the following expressions shall have the meanings hereinafter mentioned (that is to say):-

"**Deed of Mutual Covenant**" means the Deed of Mutual Covenant and Management Agreement registered at the Land Registry by Memorial No.3575200 and Supplemental Deed of Mutual Covenant and Management Agreement registered at the Land Registry by Memorial No.6012366

"**Manager**" means the Manager of the Building from time to time appointed to manage the Building

"**Normal Business Hour**" means the hours between 9.00 a.m. to 6:00 p.m. on each Monday to Friday and 9:00 a.m. to 1:00 p.m. on each Saturday (Sundays and Public Holidays being excluded).

IT IS AGREED as follows:-

1 **PREMISES, TERM, RENT AND USER**

The Landlord shall let and the Tenant shall take ALL THOSE the premises ("**Premises**") forming part of all that building ("**Building**") which premises and building are more particularly described and set out in Part II of the First Schedule hereto together with the use in common with the Landlord and all others having the like right of the entrances staircases landings passages and the lifts (whenever the same shall be operating) and other common areas and common facilities in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises and except in so far as the Landlord may from time to time reasonably restrict such use And together with the use in common as aforesaid of the central air-conditioning service in the Building (whenever the same shall be operating) for the term set forth in Part III of the First Schedule hereto ("**Term**") YIELDING AND PAYING therefor throughout the Term (First) the monthly rent payable in accordance with the provisions set out in Clause 2.1 and in Part I of the Second Schedule hereto ("**Rent**") which shall be payable exclusive of rates and (Secondly) the Air-conditioning and Management Charges payable in accordance with the provisions set out in Clause 2.1 and in Part II of the Second Schedule hereto and in advance clear of all deductions on the first day of each calendar month the first and last of such payments to be apportioned according to the number of days in the month included in the Term and the first of such payments to be made on the signing hereof and the Tenant agrees to use the Premises only for the purpose as set forth in Part IV of the First Schedule hereto and not for any other purpose whatsoever Provided that the Landlord gives no warranty that the Premises are fit for or permitted to be used for such purpose and Provided further that the first payment of rent shall be paid upon the signing of this Agreement.

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2. **RENT AND OTHER CHARGES AND TENANT'S OBLIGATIONS**

The Tenant agrees with the Landlord as follows:-

2.1 to pay to the Landlord on the days and in the manner hereinbefore provided;

2.1.1 the Rent;

2.1.2 the monthly Air-conditioning and the Management Charges as specified in Part II of the Second Schedule hereto ("**Air-conditioning and Management Charges**") subject to revision as hereinafter provided; and

2.1.3 in the event of revision of the charges payable under 2.1.2 above to pay in the same manner any revised amount of the same.

2.2 **Increase in Air-conditioning and Management Charges**
In the event that the contribution which the Landlord (as Owner) is required to make in respect of the Air-conditioning and Management Charges under the Deed of Mutual Covenant or otherwise is increased the Landlord shall have the right to vary the Air-conditioning and Management Charges accordingly and to serve a notice in writing upon the Tenant of such variation whereupon such varied charges shall be payable by the Tenant in lieu of the initial charges provided in Part II of the Second Schedule hereto or which may be applicable to the Premises at the time of such variation. When any notice of such variation shall be sent by the Landlord to the Tenant the Landlord's assessment of the variation shall (save for manifest error) be conclusive and binding upon the Tenant.

2.3 **Rates**
To pay and discharge all rates taxes assessments duties impositions charges and outgoings whatsoever of a non-capital or recurring nature now or hereafter to be imposed or levied on the Premises or upon the owner or occupier in respect thereof by the Government of Hong Kong or other lawful authority (Government Rent and Property Tax alone excepted). Without prejudice to the generality of this sub-clause the Tenant shall pay all rates imposed on the Premises in the first place to the Landlord who shall settle the same with the Hong Kong Government and in the event of the Premises not yet having been assessed to rates the Tenant shall pay to the Landlord a sum equal to the rates which would be charged by the Hong Kong Government on the basis of a rateable value equal to twelve months' rent payable by the Tenant on account of the Tenant's liability under this Clause.

2.4 **Utility charges and deposits**
To apply to the relevant utilities company for the provision of a separate electricity meter for the Premises and pay and discharge all deposits and charges in respect of water electricity and telephone as may be shown by or operated from the Tenant's own metered supply or by accounts rendered to the Tenant in respect of all such utilities consumed on or in the Premises.

2.5 **Compliance with Ordinances**
To obey and comply with and to indemnify the Landlord against the breach of all ordinances, regulations, bye-laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises (including without limitation, public health, health and safety, emissions of fumes noise and odours from the Premises and pollution), or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, invitee agent or licensee of the Tenant and without prejudice to the foregoing to obtain (where applicable) any licence consent approval or permit required by any Governmental or other competent authority in connection with the Tenant's use or occupation of the Premises prior to the commencement of the Tenant's business and to maintain the same in force during the currency of this tenancy and to indemnify the Landlord against the consequences of a

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breach of this provision.

2.6 **Fitting out**
To fit out the interior of the Premises in accordance with such plans and specifications as shall have been first submitted by the Tenant to and approved in writing by the Landlord under Clause 2.7 below in a good and proper workmanlike fashion using good quality materials and in all respects in a style appropriate to a quality shopping and commercial centre and so to maintain the same (and/or any fit out carried out by the Tenant prior to the commencement of the Term) throughout the Term in good condition and repair.

2.7 **Procedure and requirement for fitting out or redecoration**
Without affecting the liability of the Tenant to keep and maintain the Premises including the fixtures and fittings therein and all additions thereto in good and tenantable repair and condition as hereinafter provided and subject to the provisions of Clause 4 hereof, it is hereby agreed that for the purpose of fitting out or redecorating or renovating the Premises, the Tenant shall observe and comply with the following procedures and stipulations, namely:-

2.7.1 The Tenant shall at its own costs prepare and submit to the Landlord for approval suitable drawings and specifications of the works proposed to be carried out by the Tenant (**"Tenant's Work"**) together with schematic sketches illustrating the design and layout proposal of such proposed works (collectively called **"Tenant's Plans"**).

2.7.2 The Tenant's Plans shall, without limitation:-

(a) Include detailed drawings, plans and specifications of any changes in the electrical installations, air-conditioning, plumbing and/or fire services installations.

(b) Include details of all lighting features and shop front and signage.

(c) Comply with all relevant Ordinances, regulations and by-laws from time to time issued by the Government of Hong Kong.

2.7.3 The Landlord will consider the Tenant's Plans and may accept or reject the Tenant's Plans or require modifications thereof or any part of them as it thinks fit within l4 days from the date of submission of the Tenant's Plans to the Landlord provided that the acceptance of the Tenant's Plan shall not be unreasonably withheld or that the Tenant's Plan shall be unreasonably required to be modified.

2.7.4 The Tenant shall reimburse the Landlord on demand with all architectural, mechanical, engineering and structural engineering consultant's fees reasonably incurred according to fee notes or bills rendered by any such consultants in connection with the consideration and approval of the Tenant's Plans.

2.7.5 The Tenant shall have the sole responsibility for compliance with all applicable statutes, codes, ordinances and other regulations for all work performed by or on behalf of the Tenant on the Premises, and the Landlord's or the Manager's agent's or consultants' approval of plans, specifications, calculations or of the Tenant's work shall not constitute any implication, representation or certification by the Landlord or the Manager that the said improvements are in compliance with the said statutes, codes, ordinances, and other regulations. In instances where several sets of requirements must be met, the standard reasonably set by the Landlord's or Manager's consultants shall apply.

2.7.6 The Tenant may not commence the Tenant's Work before receiving notice from the Landlord that such work may be commenced and thereafter the Tenant shall commence and complete such work expeditiously Provided that such notice shall not be unreasonably withheld or delayed.

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2.7.7 All works in respect of or associated with the electrical systems and wiring, the air-conditioning, plumbing and fire warning and fighting equipment and installations shall not be carried out by any contractor other than contractors designated by the Landlord or other contractors approved by the Landlord in writing.

2.7.8 The Tenant shall submit to the Landlord by hand or via Registered Mail so as to be received by the Landlord at least seven (7) days prior to the commencement of construction, the following information and items:-

(a) the name(s) and address(es) of the general contractor(s) and other contractors the Tenant intends to engage in the construction of the Tenant's Work, and

(b) the actual commencement date of construction and the estimated date of completion of construction work, fixturing work, and date of projected opening.

2.7.9 In carrying out any approved work hereunder, the Tenant shall and shall cause his servants agents contractors and workmen to cooperate fully with the Landlord and the Manager and all servants agents and workmen of the Manager or Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant shall obey and cause his servants agents contractors and workmen to obey and comply with all lawful and reasonable instructions and directions which may be given in connection with the carrying out of such work by the Landlord or Manager or their agents or servants.

2.7.10 If for the purpose of fitting out the Premises the Tenant wishes to obtain electricity supply from the Landlord's or the Building's main electricity supply system, the Tenant may apply to the Landlord or the Manager but the Tenant shall pay to the Landlord or the Manager such charges at such rate or rates reasonably prescribed by the Landlord or the Manager.

2.8 **Installation of telephone cables**

The Tenant shall make his own arrangements with the relevant utilities companies with regard to the installation of telephones in the Premises, but the installation of telephone lines outside the Premises must be in accordance with the Landlord's and the Manager's lawful and reasonable directions.

2.9 **Good repair of Interior**

To keep all the non-structural interior of the Premises including the flooring and interior plaster or other finishing material or rendering to walls floors and ceiling of the Premises and to the extent that they exclusively serve the Premises but not further or otherwise the Landlord's fixtures and fittings therein and all additions thereto including all doors, windows and window frames, curtains, carpets, electrical installations and wiring, light fittings, suspended acoustics ceilings fire warning and fighting apparatus and installations and air-conditioning plant fan-coil units and ducting and all other fixtures, fitting and additions in or at and exclusively serving the Premises in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time properly painted and decorated (fair wear and tear, inherent or latent damage, and damage caused by any of the events mentioned in Clause 6.1 hereof excepted) and so to maintain the same at the expense of the Tenant, and to deliver up the same to the Landlord at the expiration or sooner determination of the Term in like condition (except as aforesaid) in accordance with Clause 2.34 hereof.

2.10 **Replacement of windows**

To pay to or reimburse the Landlord the cost of replacing all broken or damaged glass of the Premises (or elsewhere if used exclusively by the Tenant) whether the same be broken or damaged by the negligence of the Tenant or owing to circumstances beyond the control of the Tenant.

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2.11 **Repair of electrical installations**
To repair or replace if the same becomes dangerous or unsafe or if so required by the appropriate company or authority under the terms of the Electricity Supply Ordinance or any statutory modification or re-enactment thereof or any Regulations made thereunder all the electricity wiring and installations and fittings within and exclusively serving the Premises and the wiring from the Tenant's meter or meters to and within the same and in so doing the Tenant shall use only a contractor nominated by the Landlord in writing for the purpose. The Tenant shall permit the Landlord and/or the Manager and/or their respective agents to test the Tenant's wiring in the Premises at any time of the day upon request being made. The Tenant hereby agrees to keep the Landlord indemnified against any cost claim damage or proceedings resulting from or attributable to any malfunction or disrepair of the electrical installation or apparatus in and exclusively serving the Premises and the wiring from the Tenant's meter or meters to and within the same.

2.12 **Good repair of toilets and water apparatus**
At the expense of the Tenant to maintain all toilets and water apparatus as are located within the Premises (or elsewhere if used exclusively by the Tenant) in good clean and tenantable state and in proper repair and condition (excepted aforesaid) at all times during the Term to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other Government Authority concerned.

2.13 **Cleaning &cleaning contractors**
To keep the Premises including all internal surfaces of the windows or light at all times in a clean and sanitary state and condition, and for the better observances hereof the Landlord may require the Tenant to employ such cleaners and cleaning contractors as the Landlord shall nominate to the exclusion of any other cleaners or cleaning contractors and at the sole cost of the Tenant such cleaners and cleaning contractors when employed shall be treated for all purposes as the servant agent or employee of the Tenant only.

2.14 **Cleaning of drains**
To pay on demand to the Landlord the cost incurred by the Landlord in cleansing and clearing any of the drains choked or stopped up owing to improper or careless use by the Tenant or his employees agents contractors invitees or licensees.

2.15 **To permit Landlord to enter and view**
To permit the Landlord and the Manager, and their agents or servants and all persons authorised by the Landlord or the Manager with or without workmen or others and with or without appliances at all reasonable time and by appointment to enter upon the Premises to view the condition thereof and upon prior notice and by appointment to the Tenant to take inventories of the fixtures and fittings therein and to carry out any work or repair required to be done provided that in the event of an emergency the Landlord or the Manager its or their servants or agents may enter the Premises without notice and forcibly if need be.

2.16 **To execute repair on receipt of notice**
To proceed diligently to make good all defects and wants of repair to the Premises for which the Tenant may be liable within the space of four weeks (or sooner if reasonably required by the Landlord having regard to the nature of the defect or want of repair) from the receipt of written notice from the Landlord to amend and make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord to enter upon the Premises with or without workmen or others and with or without appliances and execute the same and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

2.17 **Inform landlord of damage**
To give notice to the Landlord or the Manager or their respective agents promptly upon becoming aware of the same of any damage that may be suffered to the Premises and of any accident to or defects in the water and gas pipes (if any) electrical wiring or fitting, fire warning and fighting apparatus and installation, air-conditioning equipment and

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installations, curtain walls, windows and window-frames and other fixtures or other services or facilities within the Premises whether exclusively serving the Premises or not.

2.18 **Protection from typhoon**
To take all necessary precautions to protect the interior of the Premises from storm or typhoon damage.

2.19 **Indemnification of Landlord**
To be wholly responsible for any damage or injury caused to any person whomsoever directly or indirectly through the Tenant's use of the Premises or any breach or non-observance or non-compliance with any of the Tenant's covenants in this Agreement or through the defective or damaged condition of any part of the interior of the Premises and all the fixtures fittings installations and additions therein the repair of which is the Tenant's responsibility hereunder or in any way owing to the spread of fire or smoke or the overflow of water originating from the Premises or any part thereof or through the act default or neglect of the Tenant his servants agents contractors licensees or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any such loss damage or injury and all costs and expenses incidental thereto-

2.20 **Tenant's insurance**
To effect and maintain during the currency of this tenancy insurance cover in respect of the following:-

2.20.1 **Third Party**: In respect of liability for loss injury damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant which might give rise to a claim for indemnity. The policy of insurance shall be effected with an insurance company as approved by the Landlord in writing to the Tenant (such approval not to be unreasonably withheld) and shall be endorsed to show the Landlord as registered owner of the Premises and shall be in an amount of not less than HK$5,000,000.00 (Hong Kong Dollars Five Million only) and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior consent of the Landlord. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

2.20.2 **Glass**: All glass now or hereafter on or in the Premises for its full replacement value.

2.20.3 **Water Damage**: Against damage to stock fixtures and fittings for the full insurable value occurring in respect of the use or misuse of the fire sprinkler system installed within the Premises or the incursion of water therein.

2.20.4 **Tenant's Fittings**: The Tenant's fittings and equipment within the Premises against fire and extraneous perils for their full replacement value.

2.21 **Outside windows**
To keep all outside windows and doors of the Premises closed at all times save if and when the air cooling and heating (if any) system is not working and to comply forthwith with any notice from the Landlord or the Manager requiring closing of the same and in default of compliance with such notice the Landlord or the Manager or their respective agents shall be entitled to enter the Premises for the purpose of closing the same and it is agreed that a persistent breach of the terms of this Clause by the Tenant shall amount to a breach of this Agreement justifying the Landlord exercising his rights of re-entry hereunder.

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2.22 **Refuse and garbage removal**

To be responsible for the removal of refuse and garbage from the Premises at such times and to such location as shall be specified by the Landlord or the Manager from time to time and to use only that type of refuse container as is specified by the Landlord or the Manager from time to time. In the event of the Landlord or the Manager providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the use of such service provided by the Landlord or the Manager shall be at the sole cost of the Tenant.

2.23 **Air-conditioning of Premises**

Where any plant machinery or equipment for cooling heating or circulating air is installed in or about and exclusively serves the Premises (whether by the Landlord or the Tenant with the Landlord's approval) the Tenant will to the extent of the Tenant's control over the same at all times use and regulate the same to ensure that the air-conditioning plant is employed to best advantage in the conditions from time to time prevailing and without prejudice to the generality of the foregoing will operate and maintain such air-conditioning plant within the Premises as the Landlord or the Manager may reasonably determine to ensure a reasonably uniform standard of air cooling or heating throughout the Building.

2.24 **Air-conditioning outside Normal Business Hours**

If the Tenant requires air-conditioning Outside Normal Business Hours the same can normally be provided on reasonable advance notice to the Manager but the Tenant shall pay to the Landlord or the Manager additional air-conditioning charges.

2.25 **Service entrances and delivery of bulky items**

To load and unload goods equipment furniture or large or heavy objects only at such times and through such entrances lifts landings passages and staircases ("**Service Access Ways**") as shall be designated by the Landlord or the Manager for this purpose from time to time and if the transportation of such items through such Service Access Ways causes such Service Access Ways to be in a dirty and/or dangerous condition the Tenant shall firstly at the direction of the Landlord either pay on demand to the Landlord or the Manager the full cost of cleaning and/or making safe the Service Access Ways or itself carry out the cleaning and/or making safe of the Service Access Ways to the satisfaction of the Landlord and secondly will indemnify the Landlord and the Manager against all costs claims demands and expenses in respect of such matters.

2.26 **Common areas**

To pay to or reimburse to the Landlord the cost of any damage caused to any part of the common areas of the Building occasioned by the Tenant its licensees invitees employees agents or contractors or any other person claiming through or under the Tenant.

2.27 **Contractors employees invitees and licensees**

To be liable for any act default negligence or omission of the Tenant's contractors, agents, employees, invitees or licensees as if it were the act default negligence or omission of the Tenant and to indemnify the Landlord against all costs claims demands expenses or liability to any third party in connection therewith.

2.28 **Directory boards**

To pay the Landlord or the Manager immediately upon demand the cost of affixing repairing or replacing as necessary the Tenant's name in lettering to the directory boards at the Building.

2.29 **Regulations**

To obey and comply with such Regulations as may from time to time reasonably be made or adopted by the Landlord or the Manager regarding the management and control of the Building and any of the services and facilities and the common areas of the Building.

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2.30 **Security system**
To ensure that Tenant's own security system (if any) within and at the entrance of the Premises does not interfere with or prejudice the security system (if any) for the Building provided and operated by the Landlord or the Manager.

2.31 **Not to affect the appearance of the Building**
Not to use or install anything in the inside of the Premises which adversely affects the external appearance of the Building, in particular, but without in any way limiting the foregoing, not to erect, fly or display any flag or flagpole or similar item from windows or elsewhere in or upon the Building without the prior written consent of the Landlord.

2.32 **To conduct business**
To conduct its business in accordance with good commercial practice so as not to prejudice the goodwill and reputation of the Building.

2.33 **Signs**
Not to affix or put up or display or paint any sign signboard decoration advertisement or other thing whatsoever on or over any door window or external wall of the Premises without the prior written consent of the Landlord and the Landlord shall have the absolute discretion to impose any reasonable condition for the granting of such consent and it shall be lawful for the Landlord without being liable to the Tenant or any other persons whatsoever on prior written notice (save in the case of an emergence) to enter upon the Premises to remove or delete at the cost and expense of the Tenant any sign signboard decoration advertisement or thing which shall have been affixed without such consent and the cost and expense for such removal and deletion shall be a debt from the Tenant to the Landlord and be payable forthwith to the Landlord.

2.34 **Yield up premises and handover**
To yield up the Premises together with the other fixtures fittings and additions exclusively serving the Premises the maintenance and repair of which is the Tenant's responsibility hereunder (if any) therein and thereto at the expiration or sooner determination of this Agreement in good clean tenantable substantial and proper repair and condition in accordance with the stipulations herein contained Provided that where the Tenant has made any alterations or installed any fixtures or additions to the Premises with or without the Landlord's written consent the Landlord may at its discretion require the Tenant to reinstate remove or do away with such alterations fixtures or additions or such part or portion thereof as the Landlord may require and make good and repair in a proper and workmanlike manner any damage to the Premises as a result thereof before delivering up the Premises to the Landlord. The Tenant shall be entitled to remove its own trade fixtures and trade equipment subject to the Tenant making good all damages to the Premises including damage to the fittings and decoration within the Premises and the Building caused by such removal to the satisfaction of the Landlord.

3 LANDLORD'S OBLIGATIONS

The Landlord agrees with the Tenant as follows:-

3.1 **Quiet enjoyment**
To permit the Tenant duly paying the rent (and the other charges hereinbefore mentioned) hereby agreed to be paid on the days and in manner herein provided for payment of the same and rates and observing and performing the agreements stipulations terms conditions and obligations herein contained) to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

3.2 **Government Rent**
To pay the Government rent and Property Tax and other outgoings of a capital or non-recurring nature attributable to or payable in respect of the Premises.

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2.30 **Security system**

To ensure that Tenant's own security system (if any) within and at the entrance of the Premises does not interfere with or prejudice the security system (if any) for the Building provided and operated by the Landlord or the Manager.

2.31 **Not to affect the appearance of the Building**

Not to use or install anything in the inside of the Premises which adversely affects the external appearance of the Building, in particular, but without in any way limiting the foregoing, not to erect, fly or display any flag or flagpole or similar item from windows or elsewhere in or upon the Building without the prior written consent of the Landlord.

2.32 **To conduct business**

To conduct its business in accordance with good commercial practice so as not to prejudice the goodwill and reputation of the Building.

2.33 **Signs**

Not to affix or put up or display or paint any sign signboard decoration advertisement or other thing whatsoever on or over any door window or external wall of the Premises without the prior written consent of the Landlord and the Landlord shall have the absolute discretion to impose any reasonable condition for the granting of such consent and it shall be lawful for the Landlord without being liable to the Tenant or any other persons whatsoever on prior written notice (save in the case of an emergence) to enter upon the Premises to remove or delete at the cost and expense of the Tenant any sign signboard decoration advertisement or thing which shall have been affixed without such consent and the cost and expense for such removal and deletion shall be a debt from the Tenant to the Landlord and be payable forthwith to the Landlord.

2.34 **Yield up premises**

At the expiration or sooner determination of this tenancy the Tenant has to deliver up to the Landlord vacant possession of the said premises in good clean and tenantable repair and condition notwithstanding any rule of law or equity to the contrary together with such Tenant's fittings fixtures alterations or additions thereto as the Landlord in its absolute discretion may be willing to retain but without payment of any compensation for such Tenant's fittings fixtures alterations or additions and deliver to the Landlord all keys giving access to all parts of the said premises. The Tenant shall if required by the Landlord at the Tenant's own costs and expenses remove all or any part of the Tenant's fittings fixtures alterations or additions in or to the said premises or any part thereof and reinstate the said premises to a bare shell condition to the satisfaction of the Landlord. If the Tenant shall upon commencement of this tenancy have agreed to accept any fittings fixtures alterations or additions which shall have been installed or made by any previous occupiers of the said premises, the Landlord shall have the right to require the Tenant to remove any or all of such fittings fixtures alterations or additions so made prior to the date of commencement of this tenancy and require the Tenant to make good any damage to the said premises caused by the installation or making of such fittings fixtures alterations or additions or its removal as if such fittings fixtures alterations or additions were made by the Tenant during the term of this tenancy. The Landlord also has the right to ask the Tenant to retain any or all of such fittings fixtures alterations or additions installed or made by the said previous occupiers in the said premises without payment of any compensation for such fittings fixtures alterations or additions so retained.

3 LANDLORD'S OBLIGATIONS

The Landlord agrees with the Tenant as follows:-

3.1 **Quiet enjoyment**

To permit the Tenant duly paying the rent (and the other charges hereinbefore mentioned) hereby agreed to be paid on the days and in manner herein provided for payment of the same and rates and observing and performing the agreements stipulations terms conditions and obligations herein contained) to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

3.2 **Government Rent**

To pay the Government rent and Property Tax and other outgoings of a capital or non-recurring nature attributable to or payable in respect of the Premises.

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3.3 **<u>Roof and Main Structure</u>**
To maintain and keep the main structure walls and roof main electricity supply cables main drains water pipes main walls and exterior window frames of the Premises and the passages and staircases, the central chilled water supply system for air-conditioning and the central fire warning and fighting system (except in so far as the same are within the responsibility of the Tenant hereunder) therein in a proper state of repair and condition Provided that the Landlord shall not be liable for breach of this Clause (so far as it relates to the Premises) unless and until written notice of any defect or want of repair has been given to the Landlord by the Tenant and the Landlord has failed to take reasonable steps to repair or remedy the same.

3.4 **<u>Deed of Mutual Covenant</u>**
To use its reasonable endeavours to procure that the Manager performs all of its obligations under the Deed of Mutual Covenant and Management Agreement.

4 RESTRICTIONS AND PROHIBITIONS

The Tenant hereby agrees with the Landlord as follows:-

4.1 **<u>Installation and alterations and loading</u>**
Not without the previous written consent of the Landlord to erect install or alter any fixtures partitioning or other erection or installation in the Premises nor without the like consent to install or permit or suffer to be installed any equipment apparatus or machinery including any safe which imposes a weight on any part of the flooring in excess of that for which it was designed. The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary. In carrying out any approved work hereunder the Tenant shall perform and comply with the provisions of Clause 2.7.

4.2 **<u>Injury to main walls</u>**
Not without the previous written consent of the Landlord to cut drill maim or injure or permit or suffer to be cut drilled maimed or injured any doors windows window-frames walls curtain walls beams structural members or other parts of the fabric of the Premises.

4.3 **<u>Alteration to exterior</u>**
Not to affix anything or paint or make any alteration whatsoever to the exterior of the Premises.

4.4 **<u>Inside faces of windows</u>**
Not to paint spray or put any thing or substance on the inside faces of the curtain walls windows and window frames of the Premises.

4.5 **<u>Noise</u>**
Not to cause or produce or suffer or permit to be produced on or in the Premises any sound or noise (including sound produced by broadcasting from television, radio and any apparatus or instrument capable of producing or reproducing music and sound) or other acts or things in or on the Premises which is or are or may be a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises or to users and customers of the same or to the Landlord.

4.6 **<u>Signs</u>**
Not to exhibit or display on or affix to the exterior of the Premises any writing sign signboard poster or other device whether illuminated or not nor to affix any writing sign signboard poster or other device in at or above any common area lobby landing or corridor of the Building without the prior written approval of the Landlord. The Landlord and the Manager or their respective agents shall have the right to remove at the expense

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of the Tenant any signboard, sign, poster, writing or other device associated therewith affixed or put up or displayed without the prior written approval of the Landlord and the Manager.

4.7 **Auctions & sales**
Not to conduct or permit any auction fire bankruptcy close out or similar sale of things or properties of any kind to take place on the Premises.

4.8 **Illegal immoral or improper use**
Not to use or cause permit or suffer to be used any part of the Premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises.

4.9 **No touting**
Not to permit any touting or soliciting for business or the distributing of any pamphlets notice or advertising matter anywhere within the Building by any of the Tenant's servants agents or licensees.

4.10 **Sleeping or domestic use**
Not to use the Premises or any part thereof as sleeping quarters or as domestic premises within the meaning of any Ordinance for the time being in force or to allow any person to remain on the Premises overnight unless with the Landlord's prior permission in writing. Such permission shall only be given to enable the Tenant to post watchmen to look after the contents of the Premises and the names of the watchmen shall first be registered with the Landlord prior to its giving such permission.

4.11 **Manufacture and storage of merchandise**
Not to use the Premises for the manufacture of goods or merchandise or for the storage of goods or merchandise other than samples or exhibits reasonably required in connection with the Tenant's business carried on therein nor to keep or store or cause or permit or suffer to be kept or stored any extra hazardous or dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder or any statutory modification or re-enactment thereof.

4.12 **Obstructions in passages**
Not to place or leave or suffer or permit to be placed or left by any agent contractor employee invitee or licensee of the Tenant any boxes furniture articles or rubbish in the entrance or any of the staircases passages or landings of the Building used in common with other tenants or the Landlord or otherwise encumber the same.

4.13 **Goods and merchandise outside the premises**
Not to place expose or leave or permit to be placed exposed or left for display sale or otherwise any goods or merchandise or thing whatsoever upon or over the ground outside the Premises.

4.14 **Prevention of odours**
Not to permit any offensive or unusual odours to be produced upon or emanate from the Premises taking into account the Tenant's business and (without prejudice to the foregoing) at all times to comply with all statutory and other regulations in relation thereto from time to time.

4.15 **Animals, pets and infestation**
Not to keep or permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the Premises or any part hereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenant's cost such pest extermination contractors as the Landlord may nominate or approve and at such intervals as the Landlord may direct.

NEW PRESTIGE INVESTMENTS LIMITED

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4.16 **Subletting, assigning**

Not to assign underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not a party to this Agreement obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The Tenancy shall be personal to the Tenant named in Part I of the Schedule to this Agreement and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this clause:-

(i) In the case of a tenant which is a partnership the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(ii) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representatives next of kin trustee or committee of any such individual.

(iii) Any take-over reconstruction amalgamation merger voluntary liquidation or change in the person or persons who owns or own a majority of the voting shares of the Tenant or who otherwise has or have effective control thereof.

(iv) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power of Attorney obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same.

(v) The Change of the Tenant's business name without the previous written approval of the Landlord which shall not be unreasonably withheld.

4.17 **Breach of ordinances and of conditions of Government lease**

To be answerable to and responsible for the consequence of any breach of local ordinances orders in Council or regulations by any occupier of the Premises and not to cause any contravention of the provisions of the Government Lease or Conditions under which the Landlord holds the Premises and to indemnify the Landlord against any such breach.

4.18 **Compliance with Deed of Mutual Covenant**

To observe, obey and comply with and to keep the Landlord indemnified against any breach by the Tenant of the restrictive terms, conditions and covenants of the Deed of Mutual Covenant (if any) in respect of the Building.

4.19 **Breach of insurance policy**

Not to cause or suffer or permit to be done any act or thing whereby the policy or policies of insurance on the Premises or the Building against damage by fire or liability to third parties for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased, and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium thereon and all expenses reasonably incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary, by a breach of this Clause.

4.20 **Passenger lifts**

Not to use or cause or suffer or permit to be used any passenger lifts or escalator for delivery purposes at any time.

NEW PRESTIGE INVESTMENTS LIMITED

4.21 **Parking and loading**
Not to park in obstruct or otherwise use nor permit to be parked in obstructed or otherwise used by any employee agent or licensee of the Tenant those areas of the Building allocated to the movement of or access for goods or merchandise other than in accordance with the Regulations made from time to time by the Landlord or the Manager.

4.22 **Locks**
Not without prior written consent of the Landlord (which consent shall not be unreasonably withheld) to install additional locks bolts or other fittings to the entrance doors of the Premises or in any way to change or alter those already installed.

4.23 **Obstruction to outside windows**
Not to block up darken or obstruct or obscure any of the windows or lights belonging to the Premises without having obtained the express written consent of the Landlord which consent may be given subject to such conditions as the Landlord may in its absolute discretion consider fit to impose.

4.24 **Not to harm drains**
Not to allow to pass into the drains serving the Premises any noxious or deleterious effluent or other substance which might cause any obstruction in or harm to such drains.

5 EXCLUSIONS

It is hereby further expressly agreed and declared that the Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever:-

5.1 In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to any malfunctioning defect in or breakdown of the lifts escalators and central air-conditioning and chilled water supply system electric power and water supplies, central fire warning and fighting apparatus and installations, or any other service provided in the Building, or

5.2 In respect of any loss or damage to person or property sustained by the Tenant or any other person caused by or through or in any way owing to the escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the Building, or

5.3 For the security of safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen and caretakers or any mechanical or electrical systems of alarm (if any) of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant, nor shall the rent and other charges hereinbefore mentioned or any part thereof abate or cease to be payable on account of any of the foregoing.

6 ABATEMENT OF RENT

6.1 **Suspension of rent in case of fire etc**
If the Premises or the Building or any part thereof shall at any time during the Term be destroyed or damaged owing to fire water storm typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord so as to render the Premises unfit for commercial use or inaccessible or if at any time during the continuance of this Tenancy the Premises:-

NEW PRESTIGE INVESTMENTS LIMITED

6.1.1 which is not attributable to any act default negligence or omission of the Tenant its employees agents contractors invitees or licensees; and

6.1.2 and in respect of which no insurance money payable under any policy effected by the Landlord become wholly or partially irrecoverable by reason solely or in part of any act default negligence or omission of the Tenant its employees agents contractors invitees or licensees or the Building shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or the Building the happening of which is not attributable to the default negligence or omission of the Tenant its servants agents contractors or licensees then the Rent, Air-conditioning and Management Charges or a fair proportion thereof according to the nature and extent of the damage sustained or inaccessibility or order made shall after the expiration of the then current month be suspended until the Premises shall again be rendered accessible and fit for commercial use or the aforesaid order lifted as the case may be Provided that the Landlord shall not be obliged to reinstate the Premises or the Building or carry out repairs of damage thereto if the Landlord considers it impracticable so to do and that should the Premises or the Building not have been reinstated in the meantime either the Landlord or the Tenant may at any time after twelve months from the occurrence of such damage or inaccessibility or the aforesaid order give to the other of them a reasonable period of notice in writing to determine this present tenancy on the expiry of such notice but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the Rent and other charges payable hereunder prior to the coming into effect of the suspension.

7 <u>DEFAULT</u>

It is hereby expressly agreed and declared as follows:-

7.1 **<u>Default</u>**

If the Rent, the Air-conditioning and Management Charges rates and any other payments payable hereunder or any part thereof shall be in arrears for fifteen (15) days after the same shall have become payable (whether formally demanded or not) or if the Tenant shall suspend business without the Landlord's prior consent or if there shall be any other breach or non-performance of any of the stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall become bankrupt or being a corporation go into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant shall suffer execution to be levied upon the Premises or otherwise on the Tenant's goods then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and to forfeit the deposit paid by the Tenant pursuant to Clause 8 hereof as and for liquidated damages and not as penalty and thereupon this Agreement shall absolutely determine but without prejudice to any right of action by the Landlord in respect of any outstanding breach or non-observance or non-performance by the Tenant at any of the terms of this Agreement. All costs and expenses incurred by the Landlord in demanding payment of the Rent and Air-conditioning and Management Charges and other charges aforesaid (if the Landlord elects to demand the same) or the extent of any loss to the Landlord arising out of this Clause shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or (if the Landlord elects not to forfeit the Tenant's deposit) be deductible by the Landlord from such deposit.

7.2 **<u>Exercise of right</u>**

A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord.

NEW PRESTIGE INVESTMENTS LIMITED

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7.3 **Acceptance of rent**

The acceptance by the Landlord of any Rent or other payment hereunder shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.

7.4 **Acts of employees invitees and licensees**

For the purpose of these presents any act default neglect or omission of any guest invitee or licensee of the Tenant shall be deemed to be the act default neglect or omission of the Tenant.

7.5 **Distraint**

For the purposes of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent payable in respect of the Premises shall be and be deemed to be in arrear if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

7.6 **Interest and arrears**

Notwithstanding anything hereinbefore contained if the Tenant shall fail to pay the Rent, the Air-conditioning and Management Charges, the Government rates payable in respect of the Premises and (without prejudice to Clause 8 hereof) further sums payable as referred to in Clauses 8.1 and 8.3 hereof and/or other moneys payable hereunder or any part thereof within 15 days of the due date the Landlord shall be entitled to recover from the Tenant as a debt the following expenses incurred by the Landlord in the course of recovering the same:-

7.6.1 a sum of HK$1,000.00 being collection charges for additional work incurred by the Landlord's staff in collecting the same from the Tenant;

7.6.2 all solicitor's and/or counsel's fees (on a solicitor and own client basis) and court fees incurred by the Landlord for the purpose of recovering the same from the Tenant;

7.6.3 interest calculated at the rate of 1.5% per month on the Rent, the Air-conditioning and Management Charges and the said Government rates in arrears and/or other moneys unpaid or any part thereof from the date due for payment to the date of actual payment; and

7.6.4 interest paid in respect of sums payable under Clauses 8.1 and 8.3 shall belong to the Landlord absolutely and shall not form part of the deposit.

8 TENANT'S DEPOSIT

8.1 **Deposit**

The Tenant shall on the signing hereof and at such other times as herein provided (if any) during the term of tenancy hereby created deposit with the Landlord the sum or sums specified in Part V of the First Schedule to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which said deposit shall be held by the Landlord throughout the currency of this Agreement free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to deduct therefrom the amount of any Rent Air-conditioning and Management Charges rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said agreements, stipulations obligations or conditions. In the event of any deduction being made by the Landlord from the said deposit in accordance herewith during the currency of this Agreement the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so

NEW PRESTIGE INVESTMENTS LIMITED

15.

deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Agreement as hereinbefore provided.

8.2 **Repayment of deposit**
Subject as aforesaid the said deposit shall be refunded to the Tenant by the Landlord without interest within thirty days after the expiration or sooner determination of this Agreement and delivery of vacant possession of the Premises to the Landlord but if there shall be any money due to the Landlord, the Landlord may apply the said deposit towards payment of such sums due, and if there shall be any breach of any of the said covenants, restrictions, stipulations and conditions on the part of the Tenant to be observed and performed the Landlord shall pay or apply the said deposit or such part thereof as shall be required towards remedying such breach insofar as this may be possible without prejudice to any of the Landlord's rights or remedies hereunder.

8.3 **Increase in deposit**
Should Part I of the Second Schedule hereto provide for an increase in rent or should there be any increase in the Air-conditioning and Management Charges during the Term the Tenant shall upon such increase becoming applicable pay to the Landlord by way of an increase in the said deposit referred to in Clause 8.1 hereof a sum equal to three times the amount of the said increase and the payment of such sum shall be a condition precedent to the continuation of this tenancy.

9 INTERPRETATION AND MISCELLANEOUS

9.1 **Condonation Not a waiver**
No condoning, excusing or overlooking by the Landlord of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non- performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

9.2 **Letting notices and entry**
During the three months immediately before the expiration or sooner determination of the Term of tenancy the Tenant shall permit all persons having written authority to enter and view the Premises at all reasonable times upon prior appointment Provided Further that the Landlord shall be at liberty to affix and maintain without interference to the Tenant's use and enjoyment of the Premises upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require during the aforementioned period of three month.

9.3 **Service of notice**
Any notice required to be served on the Tenant shall be sufficiently served if delivered to or despatched by registered post or left at the Premises or at the last known registered office of the Tenant. Any notice required to be served on the Landlord shall be sufficiently served if delivered to or despatched by registered post to the Landlord's last known correspondence office. A notice sent by registered post shall be deemed to be given 2 business days after the date of posting.

NEW PRESTIGE INVESTMENTS LIMITED

9.4 **Gender**
In this Agreement if the context permits or requires words importing the singular number shall include the plural number and vice versa and words importing the masculine feminine or neuter gender, shall include the other of them.

9.5 **Marginal notes and headings**
The clause headings are intended for guidance only and do not form a part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

9.6 **Stamp duty and costs**
Each party shall pay its own legal costs for the preparation and completion of this Agreement and the stamp duty upon this Agreement and Land Registry registration fees (if any) shall be borne by the Landlord and the Tenant in equal shares.

9.7 **Exclusion of warranties**
This Agreement sets out the full agreement reached between the parties and no other representation have been made or warranties given relating to the Building or the Premises.

9.8 **No Fine**
The Tenant acknowledges that no fine premium key money or other consideration has been paid by the Tenant to the Landlord for the grant of this tenancy.

9.9 **Invitees**
In this Agreement references to invitees of the Tenant shall include references to customers of the Tenant and those calling on the Tenant.

NEW PRESTIGE INVESTMENTS LIMITED

THE FIRST SCHEDULE ABOVE REFERRED TO

PART I

Landlord	:	**NEW PRESTIGE INVESTMENTS LIMITED** whose registered office is situate at Flat B, 23/F., Chaiwan Industrial Centre, 20 Lee Chung Street, Hong Kong.
Tenant	:	**TITANS ENTERTAINMENT LIMITED** whose registered office is situate at Rooms 2407-08, 24th Floor, Everbright Centre, 108 Gloucester Road, Hong Kong.

PART II

Premises	:	**Unit No. 901, 9th Floor** of the Building known as CAPITAL CENTRE, 151 Gloucester Road, Wan Chai, Hong Kong erected on the Remaining Portion of Inland Lot No. 2755 and the Remaining Portion of Section A of Inland Lot No. 2755 which Premises are shown for the purpose of identification only coloured pink on the plan annexed hereto.

PART III

Term	:	**Three (3)** years from the **6th** day of **September 2023** to the **5th** day of **September 2026** (both days inclusive).

PART IV

User	:	The Premises shall be used as an office only and for no other purposes whatsoever. The Landlord does not give any warranty as to the use of the Premises.

PART V

Deposit	:	**HK$457,338.00**

NEW PRESTIGE INVESTMENTS LIMITED

THE SECOND SCHEDULE ABOVE REFERRED TO

PART I

THE RENT

HK$123,600.00 per calendar month (exclusive of government rates, air-conditioning and management charges and other outgoings) payable monthly in advance on the 1st day of each and every month during the Term without any deduction.

PART II

THE AIR-CONDITIONING AND MANAGEMENT CHARGES

HK$23,896.00 per calendar month subject to review as provided in Clause 2.2 hereof.

PART III

RENT FREE PERIOD

Two (2) months from the **6th day of September 2024** to the **5th day of October 2024, and 6th day of August 2026 to 5th day of September 2026** (both days inclusive) during which rent free periods the Tenant:-

(a) shall not be required to pay rent;

(b) but shall be obliged to pay rates and other outgoings payable by the Tenant in manner hereinbefore mentioned; and

(c) the Tenant shall pay Air-conditioning and Management Charges at the rate set out in Part II of the Second Schedule hereto.

PART IV

SPECIAL CONDITIONS

(1) <u>Handover Condition</u>
The Premises will be delivered to the Tenant in "as-is" condition.

(2) <u>Option to Renew</u>
If the Tenant shall be desirous of renewing this Agreement for a renewed term of THREE (3) YEARS ("the renewed term") from the date of expiration of the original term created by this Agreement ("the said expiry date"), it shall not later than 6 months (but not earlier than 9 months) before the said expiry date give to the Landlord notice in writing of its desire and provided that there shall at that time and at the time of the said expiry date be no outstanding or existing breach or non-observance or non-performance of any of the agreements, stipulations, terms or conditions herein contained and on the part of the Tenant to be

NEW PRESTIGE INVESTMENTS LIMITED

LS

observed and performed, the Landlord shall grant to the Tenant a renewal of this Agreement for the renewed term from the said expiry date a revised monthly rent to be agreed by both parties.

(3) **Mortgagee's Consent**

The Premises are subject to an existing mortgage to The Hongkong and Shanghai Banking Corporation Limited (the "**Mortgagee**"). The granting of the tenancy of the Premises by the Landlord is conditional on the Landlord obtaining the Mortgagee's consent, which the Landlord shall use best endeavours to obtain. If the Mortgagee refuses to give consent to the Landlord to enter into this Agreement, the Tenant will immediately vacate the Premises and enter into a surrender agreement with the Landlord to surrender the Premises as at the date of delivery of vacant possession to the Landlord. The Tenant will not claim any damages or costs or any other remedy from the Landlord. Notwithstanding the aforesaid, the Tenant is still responsible for paying the Rent, Management Charge, rates, utility charges and any other outgoings of the Premises up to the actual date of surrender of the Premises to the Landlord. If the Mortgagee requires amendment to this Agreement and/or requires the Tenant to sign any consent letter or undertaking or any documents as a condition of granting its consent, the Tenant will execute an amended version of this Agreement and/or the requisite consent letter, undertaking or any documents in order to enable the Landlord to obtain the Mortgagee's consent.

(4) Sale and Redevelopment

If the Landlord shall at any time during the Term created hereby enter into a contract for the sale of the Premises or the Building or any part thereof of which the Premises form part to a purchaser or if the Landlord shall resolve to demolish, rebuild or refurbish the Building or any part thereof (which shall be sufficiently evidenced by a copy of a resolution of its board of directors certified to be a true and correct copy by its secretary) then in any of such events the Landlord shall be entitled to give not less than six (6) months' notice in writing to expire at any time to determinate this Agreement and immediately upon the expiration of such notice this Agreement shall be determined and the Tenant shall vacate the Premises notwithstanding any rule of law or equity to the contrary but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the covenants, restrictions, stipulations or conditions herein contained. For the avoidance of doubt, the parties hereto hereby declare that any option to renew this Agreement contained in this Agreement shall forthwith automatically be cancelled and be null and void upon the Landlord serving the said notice. "Demolish" and/or "rebuild" for the purposes of this Clause shall mean the demolition and/or rebuilding of the whole of the Building or a substantial part or parts (but not necessarily a major part) thereof whether or not including any main walls or exterior walls of the Premises and whether or not any part thereof is to be rebuilt or reconstructed in the same or any other manner. "Refurbish" may or may not include demolition of the Building or any part thereof.

NEW PRESTIGE INVESTMENTS LIMITED

AS WITNESS the hands of the parties hereto the day and year first above written.

SIGNED BY Cheung Lai See, Sophie, Director For and on behalf of the Landlord in the presence of:-	))))))	For and on behalf of NEW PRESTIGE INVESTMENTS LIMITED Authorised Signature(s)
SIGNED BY WU KIN CHUNG KARL, CEO For and on behalf of the Tenant in the presence of:-	))))))	For and on behalf of Titans Entertainment Limited 盾兵科技有限公司 Authorized Signature(s)

RECEIVED the day and year above written of and from the Tenant the sum of HONG KONG DOLLARS FOUR HUNDRED FIFTY SEVEN THOUSAND THREE HUNDRED THIRTY EIGHT ONLY being the deposit money above expressed to be paid by the Tenant to the Landlord	))))))	HK$457,338.00

For and on behalf of
NEW PRESTIGE INVESTMENTS LIMITED
Authorised Signature(s)


TONNOCHY RD.
GLOUCESTER RD.
JAFFE RD
Lift Hall
For identification and reference only
N

資本中心901單位交收


a4c-445e-4ec1-959e-430317d


57bf-e5f8-445d-88f4-4b7be31


a1b-698e-41ca-9c62-29a7979


000-53a1-42c5-a9c4-399d42


1bf-c734-40f7-a22b-0180697


453-b316-4859-96af-424f29d


329-3bab-4dd2-826a-0b707d1


a18-1d11-4d23-9d04-a9813b4


087-dd4d-45b6-8904-eccb2b3


54e-8f9c-476a-98d3-e68cd05


125-510f-4fb6-8373-bd5187e


a56d-c571-4fb1-849c-f2e1584


119-7ce1-4dce-bc2e-204e664


b12-5765-48e0-ac1b-ddf4471


512e-397c-4d0a-91d3-2f88122


24e-8284-461a-90f5-202d59d


a930-5414-4f6d-a402-f2f5a71


8c4-bbc3-4fc9-a991-72373ad


008-d45d-4599-91f0-6a88c00


8ca-4b57-4dcd-98fd-9ace85a


659-82b4-4a6d-b8dd-2d5029


de8-6a7c-42f5-8626-156fa32


d6b-24ba-4627-95e0-c8d8201


9b5-6d20-4997-aa37-ad9da51


4034-0cc3-4dad-bf6b-49f573a


d52-68fb-4e72-8743-ef32b86


034-b230-4ba2-a6c0-d5145e6


dcb-5c17-4616-a6e2-a3079e0


372-31e0-4b60-bb8d-308941


d88-62e3-4003-9c40-c5fd5da

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日期 : 2023年9月6日